Advanced Drainage Systems Q1 Fiscal 2021 Financial Results

Management Presenters Scott Barbour President and Chief Executive Officer Scott Cottrill Executive Vice President, Chief Financial Officer Mike Higgins Vice President, Corporate Strategy & Investor Relations

Forward Looking Statements and Non-GAAP Financial Metrics Certain statements in this presentation may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including the adverse impact on the U.S. and global economy of the COVID-19 global pandemic, and the impact of COVID-19 in the near, medium and long-term on our business, results of operations, financial position, liquidity or cash flows, and other factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; uncertainties surrounding the integration of acquisitions and similar transactions, including the acquisition of Infiltrator Water Technologies and the integration of Infiltrator Water Technologies; our ability to realize the anticipated benefits from the acquisition of Infiltrator Water Technologies; risks that the acquisition of Infiltrator Water Technologies and related transactions may involve unexpected costs, liabilities or delays; our ability to continue to convert current demand for concrete, steel and polyvinyl chloride (“PVC”) pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of any claims, litigation, investigations or proceedings; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; our ability to remediate the material weakness in our internal control over financial reporting, including remediation of the control environment for our joint venture affiliate ADS Mexicana, S.A. de C.V.; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets, including risks associated with new markets and products associated with our recent acquisition of Infiltrator Water Technologies; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness, including borrowings under our existing credit agreement and outstanding indebtedness under our existing senior notes; fluctuations in our effective tax rate; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise that would require the Company to make additional adjustments or revisions or to restate the financial statements and other financial data for certain prior periods and any future periods; any delay in the filing of any filings with the Securities and Exchange Commission (“SEC”); the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering weaknesses of which we are not currently aware or which have not been detected; additional uncertainties related to accounting issues generally; and the other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

1 2 3 4 5 Q1 Fiscal 2021 Revenue Highlights Consolidated net sales grew 23% driven by 3% organic growth and contribution from Infiltrator Water Technologies. Organic domestic sales growth driven by key sales programs, as we continue to execute on material conversion, water management solutions and key growth states. Geographic and end market diversification contributed to overall growth, with 13% growth in residential sales and 36% growth in agriculture sales. Infiltrator Water Technologies results exceeded expectations, driven by growth across the product portfolio as well as strong demand in both residential and repair/remodel end markets. Demand and business activity remain stable into the second quarter, though future demand remains uncertain. Q1 FY21 Domestic End Market Sales Mix

1 2 3 4 Q1 Fiscal 2021 Highlights Consolidated Adjusted EBITDA increased 99%, driven by 47% increase in the legacy ADS business and contribution from Infiltrator Water Technologies. Organic Adjusted EBITDA growth driven by favorable material cost, lower manufacturing/transportation costs, contributions from the proactive cost mitigation steps and leverage from the sales growth in both pipe and Allied products. Infiltrator profitability driven by favorable material costs, impact from synergy programs and continued execution of proven business model. Trailing-twelve-month proforma leverage of 1.9x is favorable, one full turn and six months ahead of acquisition plan.

Q1 Fiscal 2021 Financial Performance +1200 bps Organic* +830 bps (USD, in millions) +22.9% Organic* +3.1% By Application + Pipe +4% + Allied +4% Domestic Markets + Construction +2% ‒ Non-Residential - 3% + Residential +13% + Infrastructure +5% + Agriculture +36% Organic* Revenue Performance By Geography + Domestic +4% + Pipe +4% + Allied +4% ‒ International - 9% ‒ Pipe - 8% ‒ Allied - 12% $80.3 $8.6 $17.1 ($1.7) $42.0 $159.5 Revenue Adj. EBITDA *Organic results represent the legacy ADS business and exclude Infiltrator Water Technologies results. $13.6 $509 $414 $426* 31.4% 19.4% 27.7%* +$37.6M ($0.4)

Free Cash Flow   FY 2021 FY 2020 ∆ Consolidated Adjusted EBITDA $159 $80 $79 Working capital(2) (9) (8) (1) Cash tax (0) (1) 1 Cash interest (7) (3) (4) Transaction costs(3) ‒ (1) 1 Other (9) (4) (5) Consolidated Cash flow from operations $134 $63 $71 Capital expenditures (10) (10) 0 Consolidated Free cash flow $124 $53 $71 Free Cash Flow (¹) Note: all figures in USD, $mm. Figures may not add due to rounding. Operating Cash Flow less CapEx Inventory, Trade Receivables, Accounts Payable Advisory, legal, and consulting fees related to acquisition of Infiltrator Water Technologies

Capital Structure & Liquidity  (in millions) June 30, 2020 March 31, 2020 Interest Term Loan Facility (9/2019) $ 647 $ 648 L + 2.250% Senior Notes (9/2019) 350 350 5.000% Revolving Credit Facility 50 100 L + 2.000% Equipment financing 1 1 2.753% Total debt $ 1,048 $ 1,099 Finance leases $ 60 $ 65 5.565% Leverage 2.0 times 2.7 times TTM Proforma Leverage 1.9 times 2.5 times Debt & Capital Leases Maturity Profile $300M(1) $647M(2) $350M Balance sheet and liquidity position remain strong; no significant maturities until 2026 Includes letters of credit outstanding of $11 million. Term Loan Facility amortizes at a rate of 1% per year until maturity.  (in millions) June 30, 2020 Cash $ 235 Availability under Revolving Credit Facility 289 Total Liquidity $ 524 Liquidity $50M

Q&A Session

1 2 3 4 5 Closing Remarks Employee health and safety will remain our highest priority. ADS and Infiltrator continue to provide essential water management and on-site septic solutions to the customers and the communities they serve. Trailing-twelve-month proforma leverage of 1.9x is favorable, one full turn and six months ahead of acquisition plan. Project quotes, order rate and backlog remain positive year-over-year. Expect normal seasonal patterns to apply as year progresses. Focused on disciplined execution and the basics as we build on strong start to fiscal 2021.

Appendix

Q1 FY 2021 Infiltrator Water Technologies Results Infiltrator Water Technologies results performed above previous expectations Infiltrator Water Technologies acquisition closed July 31, 2019. (1) Includes $18.1 million of intersegment net sales for the three months ended June 30, 2020. (USD, in millions) $102(1) Revenue Adj. EBITDA Revenue Ahead of expectations Strong growth across product portfolio as Infiltrator Water Technologies continues to drive conversion from traditional materials in on-site septic systems Capitalized on strong housing and repair/remodel market Solid growth across domestic footprint Integration On track to achieve targeted 3-year synergies (USD, in millions) $42

Reconciliations Three Months Ended June 30, (Amounts in thousands) 2020 2019 Segment Adjusted Gross Profit       Pipe $ 90,599 $ 57,493 International 11,408   9,227 Infiltrator Water Technologies 47,928 - Allied Products & Other 60,468   57,187 Intersegment Elimination (358) - Total Segment Adjusted Gross Profit 210,045   123,907 Depreciation and amortization 16,423 13,684 ESOP and stock-based compensation expense 4,939   3,771 ESOP special dividend compensation - 168,610 COVID-19 related expenses 180   - Total Gross Profit $ 188,503   $ (62,158) Three Months Ended June 30, 2020 June 30, 2019 Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 273,652 $ (1,845) $ 271,807 $ 62,181 $ — $ 262,181 Infiltrator Water Technologies 102,153 (18,068) 84,085 — — — International International - Pipe 26,950 — 26,950 29,284 — 29,284 International - Allied Products 8,879 — 8,879 10,049 — 10,049 Total International 35,829 — 35,829 39,333 — 39,333 Allied Products & Other 116,918 — 116,918 112,194 — 112,194 Intersegment Eliminations (19,913) 19,913 — — — — Total Consolidated $ 508,639 $ — $ 508,639 $ 413,708 $ — $ 413,708

Reconciliations

(Amounts in thousands)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Net income (loss)	**$ 70,668**	**$ (227,451)**
Depreciation and amortization	35,781	16,694
Interest expense	9,970	5,264
Income tax expense	27,200	22,370
EBITDA	143,619	(183,123)
Loss on disposal of assets and costs from exit and disposal activities	1,647	707
ESOP and stock-based compensation expense	12,462	7,425
ESOP special dividend compensation	-	246,752
Transaction costs	656	4,245
Strategic growth and operational improvement initiatives	1,755	2,195
COVID-19 related expenses (a)	564	-
Other adjustments(b)	(1,233)	2,095
Adjusted EBITDA	**$ 159,470**	**$ 80,296**

(Amounts in thousands)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Legacy ADS Adjusted EBITDA		
Pipe Adjusted Gross Profit	$ 90,599	$ 57,493
International Adjusted Gross Profit	11,408	9,227
Allied Products & Other Adjusted Gross Profit	60,468	57,187
Unallocated corporate and selling expenses	(44,644)	(43,611)
Legacy ADS Adjusted EBITDA	117,831	80,296
Legacy Infiltrator Water Technologies Adjusted EBITDA		
Infiltrator Water Technologies	47,928	-
Unallocated corporate and selling expenses	(5,931)	-
Legacy Infiltrator Water Technologies Adjusted EBITDA	$ 41,997	$ -
Intersegment Eliminations	(358)	-
Consolidated Adjusted EBITDA	**$ 159,470**	**$ 80,296**

a) Includes expenses directly related to our response to the COVID-19 pandemic, including adjustments to our pandemic pay program and expenses associated with our 3rd party crisis management vendor.

b) Includes derivative fair value adjustments, foreign currency transaction (gains) losses, the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense. The other adjustments in fiscal 2020 also includes expenses related to the ADS Mexicana's investigation.

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